Exhibit 99.1

                        CNS BANCORP, INC.
                 SPECIAL MEETING OF SHAREHOLDERS

                        ___________, 2000
                 _______________________________

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Robert E. Chiles and Richard
E. Caplinger, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of CNS Bancorp, Inc. ("CNS") owned of record by the undersigned at the Special Meeting of Shareholders, to be held on _________, 2000, at __:00 __.m., local time, at 427 Monroe Street, Jefferson City, Missouri and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement-prospectus and, in their discretion, with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

     1. To approve and adopt the Agreement and Plan of Merger, dated as of October 27, 1999, by and among Exchange National Bancshares, Inc., Exchange's wholly-owned subsidiary, ENB Holdings, Inc., and CNS, pursuant to which CNS will merge into ENB Holdings and each outstanding share of CNS common stock will be converted into the right to receive 0.15 of a share of Exchange common stock and $8.80 in cash, subject to possible adjustment, all on and subject to the terms and conditions contained therein.

          FOR                 AGAINST             ABSTAIN

           __                    __                  __
          /__/                  /__/                /__/

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                       THE ABOVE PROPOSAL.
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        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The undersigned acknowledges receipt from CNS prior to the execution of this proxy of a notice of special meeting of shareholders and a proxy statement-prospectus dated _______, 2000.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


                              Dated:_____________________


                              _________________________________
                              SHAREHOLDER SIGN ABOVE



                              _________________________________
                              CO-HOLDER (IF ANY) SIGN ABOVE


                  _____________________________

    PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
             IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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